HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE
News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:        T.C. Robillard, (336) 519-2115

HANESBRANDS TO ACQUIRE KNIGHTS APPAREL, A LEADING SELLER OF COLLEGIATE LOGO APPAREL IN THE MASS RETAIL CHANNEL
- Knights Apparel Sells Licensed Logo Apparel to Mass Merchant Retailers
Representing 400 U.S. Colleges and Universities
- Acquisition Expected to Add Approximately $0.10 of Presplit Adjusted EPS in 2015
and Approximately $0.30 of Presplit Adjusted EPS Annually in 2 to 3 Years
- Investor Conference Call and Webcast to be Held at 4:30 p.m. EST Today

WINSTON-SALEM, N.C. (Feb. 24, 2015) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel with world-class brands and a global low-cost supply chain, today announced that it has entered into a definitive purchase agreement to acquire Knights Apparel, a leading seller of licensed collegiate logo apparel in the mass retail channel.

Knights Apparel sells T-shirts, sweatshirts and other sports apparel with college logos and graphics primarily to mass merchant retailers. Knights sells apparel representing 400 of the largest U.S. colleges and universities, while Hanes’ Gear for Sports division is already a leading seller of licensed collegiate apparel in university bookstores, utilizing the company’s strong brands, company-owned apparel production, and company-owned graphic attribution and embellishment facilities.

Hanes is purchasing Knights, which is forecast to have sales of approximately $180 million for the full-year 2015, from affiliates of Merit Capital Partners. The all-cash transaction values Knights at approximately $200 million on an enterprise-value basis, or approximately 8 times expected full-year 2015 EBITDA. The post-synergy multiple is expected to be approximately 4½ times EBITDA. Hanes intends to fund the acquisition with cash on hand and short-term borrowings on its revolving credit facility.

The acquisition, which is subject to antitrust review and other customary closing conditions, is expected to close early in the second-quarter 2015. Assuming an early second-quarter close, the acquisition is expected to add to the company’s previously stated presplit 2015 financial guidance by approximately $160 million in net sales, approximately $18 million in adjusted operating profit excluding actions, and approximately $0.10 to presplit adjusted earnings per share excluding actions. Within two to three years when full synergies and benefits are realized, the purchase of Knights is expected to contribute approximately $0.30 of presplit annual adjusted EPS.

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“This is an exciting acquisition opportunity to leverage our existing Gear for Sports licensed collegiate apparel business, our expertise and size in the mass retail channel, and our low-cost global supply chain,” Hanesbrands Chairman and Chief Executive Officer Richard A. Noll said. “Combining the two companies is a great way to create value.”

With the addition of Knights, Hanes expects to be an even stronger growth partner for licensed and graphic apparel with more than $450 million in combined annualized sales. The combination will create a best-in-class supplier of licensed collegiate apparel that has both low-cost and quick-turn supply capability and is primarily supported by company-owned garment production and graphic embellishment facilities.

Founded in 2001, Knights has approximately 210 employees with primary offices and a distribution center located in Spartanburg, S.C. The company buys all of its apparel from outsourced contractors and sends those garments to outsourced embellishment facilities. The integration of the Knights business into Hanes’ supply chain should yield significant savings and efficiencies.

“Knights Apparel has a tremendous business model and a highly talented team of employees,” said John T. Marsh, HanesBrands group president, global activewear. “With Knights Apparel added to our existing Gear for Sports collegiate bookstore business, we are building a powerful licensed college apparel business that we can leverage with our substantial capabilities in apparel production, graphic design and graphic printing.”

When the acquisition is closed, Knights Apparel Chief Executive Officer Joe Bozich will join HanesBrands.

“HanesBrands is the perfect partner and owner for Knights Apparel,” Bozich said. “The company understands our business and will make us more valuable to our licensor and retail partners, allowing us to provide best-in-class products, brand management and service.”

Advisors

Goldman, Sachs & Co. is serving as exclusive financial advisor to Hanes. King & Spalding LLP is serving as legal counsel to Hanes.

Webcast Conference Call

Hanes will host a live Internet webcast of its investor conference call to discuss the acquisition announcement at 4:30 p.m. EST today. The webcast may be accessed on the investor page the Hanes corporate website, www.Hanes.com/investors. The call is expected to conclude by 5 p.m.

An archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. A telephone playback will be available from approximately midnight EST today through midnight EST March 3, 2015. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 83461274.

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Note on Non-GAAP Terms and Definitions

Adjusted operating profit excluding actions, adjusted EPS excluding actions, and EBITDA are not generally accepted accounting principle measures. Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Adjusted operating profit excluding actions is defined as operating profit excluding acquisition, integration and other action-related charges. The company believes that the measure provides investors with an additional means of analyzing the company’s performance absent the effect of the charges.

Adjusted EPS is defined as diluted EPS excluding acquisition, integration and other action-related charges and the tax effect on them. The company believes that adjusted EPS provides investors with an additional means of analyzing the company’s performance absent the charges.

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance.

Cautionary Statement Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of Knights Holdco, Inc. (the “acquisition”), including the expected impact on HanesBrands’ sales, earnings and operating profit, the anticipated funding of the acquisition and the expected timing for closing the acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Knights Holdco, Inc., events that could give rise to a termination of the acquisition agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, and the level of expenses and other charges related to the acquisition and the funding thereof. There can be no assurance that the acquisition will be completed, or if it is completed, that it will

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close within the anticipated time period or that the expected benefits of the acquisition will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands in the Americas, Asia and Europe, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Flexees, JMS/Just My Size, Wonderbra, Nur Die, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 530 on the Fortune 1000 list, Hanes has approximately 59,500 employees in more than 35 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2014, 2013 and 2012 Sustained Excellence Award winner and 2011 and 2010 Partner of the Year award winner. The company has been ranked on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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